SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: April 3, 2006

                                Corgenix Medical Corporation
                   (Exact Name of registrant as specified in its charter)

           Nevada                       000-24541               93-1223466
(State or other jurisdiction     Commission File Number)     I.R.S. Employer
      of incorporation)                                     Identification No.)

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                      (303) 457-4345 (Registrant's telephone
                   number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
- Soliciting Material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
   240.14d-2(b))
- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. C. David Kikumoto was appointed to the Company's Board of Directors on March 30, 2006. Mr. Kikumoto's background is described in the attached press release, which was distributed on March 31, 2006. It is expected that Mr. Kikumoto will serve on the Company's Audit, Nominating and Compensation Committees. Mr. Kikuomoto, as an outside director, will be compensated by the annual issuance of stock options and a cash payment per board and committee meeting attended.

ITEM 9.01   Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits:
            99.1 Press Release dated March 31, 2006 regarding appointment of new board member.

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORGENIX MEDICAL CORPORATION



Date:  April 4, 2006                   By: /s/ Douglass T. Simpson
                                       ---------------------------------
                                       Douglass T. Simpson, President